                              SEVERANCE AGREEMENT
                              -------------------


     SEVERANCE AGREEMENT dated as of June 20, 1996 between EASTERN ENVIRONMENTAL SERVICES, INC., a Delaware corporation the "Company") and WILLIAM C. SKUBA, an individual ("Executive").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Executive is currently a member of the Board of Directors of the Company as well as an officer and employee of the Company; and

     WHEREAS, in accordance with that certain stock purchase agreement ("Stock Purchase Agreement") dated May 8, 1996 by and among Executive, George O. Moorehead ("Moorehead"), Louis D. Paolino, Jr. ("Paolino"), Environmental Opportunities Fund, L.P. (the "Fund") and Environmental Opportunities Fund (Cayman), L.P. (the "Cayman Fund") (Moorehead, Paolino, the Fund and the Cayman Fund are sometimes hereinafter referred to as the "Purchasers"), Executive and the Company have agreed that it is in their mutual best interests for Executive to resign his positions as a director, officer and employee of the Company; and

     WHEREAS, pursuant to the Stock Purchase Agreement, the Company and Executive have entered into that certain Consulting Agreement dated as of the date hereof ("Consulting Agreement"), and Executive, Moorehead, Paolino and the Fund have entered into that certain Put Option Agreement dated as of the date hereof ("Put Option Agreement"); and

     WHEREAS, each of Executive and the Company also desire to settle and release the other party from matters arising out of any aspect of the Executive's employment with the Company and/or out of his separation from that employment;

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Prior Agreements.  All agreements and understandings between Executive
          ----------------
and the Company, whether oral or written, which were in effect at any time prior to the execution and delivery of this Severance Agreement with the exception of that certain Indemnity Agreement dated April 18, 1995 between Executive and the Company (the "Indemnity Agreement"), which agreement shall continue in effect in accordance with its terms (all such agreements and understandings other than the Indemnity Agreement being herein referred to as the "Prior Agreements"), are hereby terminated and of no further force and effect. Neither Executive nor the Company shall have any further rights
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or obligations under the Prior Agreements, except to the extent otherwise set forth pursuant to Section 6(c) hereof.

     2.   Separation from Employment.  Executive and the Company acknowledge
          --------------------------
and agree that, effective the date hereof, Executive shall not render any further services to the Company in the capacity of director, officer or employee of the Company, and that, as of that date, has effectively resigned from any and all positions that Executive heretofore held with the Company and its subsidiaries, including, without limitation, positions as an officer, director, trustee and/or administrator. In addition, Executive and the Company acknowledge and agree that, except as set forth herein or in the Consulting Agreement, that the Company shall not have any obligation, contractual or otherwise, to rehire, reemploy or recall Executive in the future and/or to pay or to make available to Executive any additional compensation or benefits after that date except as required by law or as specifically provided herein.

     3.   Covenant Not to Compete.
          -----------------------

            (a) For a period of commencing on the date hereof and expiring upon the earlier of a Change of Control (as defined below) in the Company or the first anniversary of the date hereof, Executive shall not (whether directly or through any firm, corporation, partnership, association or other entity of which Executive is a stockholder, director, officer, consultant, employee, partner, joint venturer, investor, principal, agent, proprietor or employee) compete with the Company or its subsidiaries (i) in the business of landfill operation or municipal solid waste collection within a 50 mile radius of the of any of the following four landfills operated by the Company on the date hereof: West Virginia, South Carolina, Kentucky and Illinois, or (ii) in the business of asbestos hauling within a 90 mile radius of the Drums Real Property (as defined herein). Notwithstanding the foregoing, the Company expressly agrees that Executive shall not be restricted from engaging in any business opportunity which Consultant may be entitled to pursue in accordance with this Severance Agreement.

            (b) In the event this Section 3 should ever be adjudicated to exceed the time, geographic, product or other limitations permitted by applicable law or in any jurisdiction, then such provisions shall be deemed amended in such jurisdiction to the maximum time, geographic, product or other limitations permitted by applicable law.

            (c) Executive expressly acknowledges that damages alone will be an inadequate remedy for any breach or violation of any of the provisions of this Severance Agreement and that the Company, in addition to all other remedies available at law or hereunder, shall be entitled to injunctive relief, including

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specific performance, with respect to any such breach or violation, in any court of competent jurisdiction.

            (d) In the event that Executive shall be in violation of any the covenant contained in this Section 3, then the period referred to in paragraph
(a) above shall be extended for a period of time equal to the period of time between the time during which such breach shall occur; and, in the event that the Company should be required to seek relief from such breach in any court, board of arbitration or other tribunal, then such three-year period shall be extended for the period of time required for the pendency of such proceedings, including all appeals.

            (e) For purposes of this Section 3, a "Change of Control" shall mean the occurrence of any of the following events:

                 (i) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this Section 3, the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                 (ii) Approval by shareholders of the Company of: (A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

                 (iii) Acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting

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power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

                 (iv) Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because fifty percent (50%) or more of the then outstanding Voting Securities is acquired by any or all of Louis D. Paolino, Jr., George Moorehead, Environmental Opportunities Fund, L.P. and Environmental Opportunities Fund (Cayman), L.P.

     4.   Consideration.  In consideration for the Covenant Not to Compete set
          -------------
forth in Section 3 hereunder, for the General Release described in Section 6 and for all other agreements made by Executive contained in this Severance Agreement, the Company shall provide Executive with the following benefits and compensation:

          (a)  Basic Group Insurance.
               ---------------------

               (i) It is the intention of the parties hereto that Executive's status as an active participant under the Company's basic group medical, life insurance and long term disability programs will continue, insofar as permitted by the contracts with the Company's group insurance providers and by applicable law through the first anniversary of the date hereof. In addition, the Company agrees to continue to pay all premiums payable under the individual long term disability policy owned by the Company covering Executive through the first anniversary of the date hereof, whereupon such all of the Company's right, title and interest in and to such policy will be assigned and conveyed to Executive at no cost to Executive.

               (ii) In the event that the Company should determine that the continued inclusion of Executive as an active participant in its basic group insurance plans is not permitted by its providers, the Company shall so advise Executive by written notice. Furthermore, in such event, as part of the severance package made available to Executive hereunder, the Company agrees to bear the cost of continuing Executive's group medical benefits under COBRA through the first anniversary of the date hereof, provided that Executive elects COBRA coverage and that he satisfies the statutory eligibility criteria.

               (iii) Upon expiration of such period, Executive shall thereafter have the right to continue at his own cost Executive's group medical benefits under COBRA provided that Executive satisfies the statutory eligibility criteria.

          (b)  Registration Rights.  Immediately upon execution of this
               -------------------
Severance Agreement, the Company and Executive

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shall enter into a Registration Rights Agreement in the form attached hereto as
Exhibit A, providing for the grant by the Company to Executive of certain
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registration rights relating to unregistered stock of the Company owned by the
Executive.

          (c)  Transfer of Telephone Lines. Immediately upon execution of this
               ---------------------------
Severance Agreement, the Company shall assign and transfer to Executive all of its right, title and interest in and to the following four (4) telephone lines:
(i) 717-788-7020, (ii) 717-788-7022, (iii) 717-788-7023 and (iv) 717-788-7024
(the "Telephone Lines"). The Company shall execute and deliver to Executive such assignments and other good and sufficient instruments of transfer and assignment, satisfactory in form and substance to Executive and his counsel as shall be effective to assign and transfer the Telephone Lines to Executive. The Company further agrees to pay any applicable telephone company charges necessary to effectuate the assignment and transfer.

     5.   Additional Agreements.
          ---------------------

          (a)  Sale of WRN Properties, Inc.  As soon as practicable following
               ---------------------------
the date hereof (but in no event later than two weeks after the date hereof), the Company will sell, transfer, grant and convey to WCS Properties, Inc. ("WCS Properties"), an entity controlled by the Executive, and WCS Properties will purchase from Eastern Real Property, Inc., a subsidiary of the Company, all of the outstanding shares of capital stock of WRN Properties, Inc. ("WRN Properties"), a corporation which owns certain real property (the "Drums Real Property") described on Exhibit B-1 attached hereto which currently serves as
                        -----------
the Company's corporate headquarters, free and clear of any and all liens, assessments, claims, charges, defects of title, security interests, pledges, taxes, encumbrances, and restrictions of any kind whatsoever ("Liens") created by the Company after the date of this Severance Agreement. Executive represents and warrants that WRN Properties owns no assets other than the Drums Real Property. The Drums Real Property is subject to a currently existing note dated November 18, 1994 which note is secured by a mortgage on the Drums Real Property, the note and the mortgage having an outstanding principal amount of approximately $246,450 (collectively, the "Mortgage"). Executive hereby agrees to pay and indemnify the Company against all amounts due and payable under the Mortgage including, without limitation, interest, principal and amounts due upon a default. If the mortgagee under the Mortgage does not: (i) consent to the transfer of the stock of WRN Properties to WCS Properties with the Drums Real Property remaining subject to the Mortgage and (ii) release the Company from all obligations under the Mortgage, then Executive agrees to cause the outstanding balance of the Mortgage to be paid and discharged upon the transfer of stock to WCS Properties. The purchase price to be paid by WCS Properties for the stock of WRN Properties will be

$104,550 (which exceeds the current appraised fair market value of the Drums Real Property as determined by two independent appraisers minus the current Mortgage balance). The Company shall also sell, transfer, grant and convey to WCS Properties by execution and delivery of a bill of sale all of the equipment and other personal property located at the Drums Real Property and listed on Exhibit B-2 attached hereto (the "Drums Personal Property"), in exchange for the
- -----------
payment by the WCS Properties to the Company of $9,800. The purchase price for the stock of WRN Properties and the Drums Personal Property shall be paid by WCS Properties through the offset of the excess of the purchase price against the amount owed by the Company to Executive pursuant to the 1993 Severance Agreement (as defined in Section 6(c) hereof). The Company agrees to pay all costs and expenses of each of the parties hereto incurred in connection with the transfer of the WRN Properties stock including, without limitation, all title insurance costs, transfer taxes and other closing costs.

          (b)  Sale of AWRS Real Property.  As soon as practicable following the
               --------------------------
date hereof (but in no event later than two weeks after the date hereof), the Company will sell, transfer, grant and convey to WCS Properties in fee simple by delivery of a special warranty deed to WCS Properties, and WCS Properties will purchase from the Company, all of the Company's right, title and interest in and to certain real property (the "AWRS Real Property") described on Exhibit C
                                                                 ---------
attached hereto, together with all rights, privileges, easements and appurtenances thereto, free and clear of all Liens created by the Company after the date of this Severance Agreement. The Company shall also sell, transfer, grant and convey to WCS Properties by execution and delivery of a bill of sale the telephone system located at the AWRS Real Property (the "AWRS Personal Property"). The AWRS Real Property is located in Jasper County, South Carolina and has been marketed for sale unsuccessfully for an extended period of time. Accordingly, the purchase price to be paid by WCS Properties for the AWRS Real Property and the AWRS Personal Property will be $122,000, which the Company and Executive agree represents the fair market value of the property. The purchase price for the AWRS Real Property and the AWRS Personal Property shall be paid by Executive through an offset against the amounts owed by the Company to Executive pursuant to the 1993 Severance Agreement. The Company shall execute and deliver such agreements of sale, special warranty deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of transfer and assignment, satisfactory in form and substance to Executive and his counsel, as shall be effective to convey and transfer the AWRS Real Property and AWRS Personal Property to WCS Properties and to vest in WCS Properties full and complete right, title and interest in and to the AWRS Real Property and AWRS Personal Property. The Company agrees to pay all costs and expenses of each of the parties hereto incurred in connection with the transfer of AWRS Real Property and AWRS Personal Property including, without limitation, title insurance costs, transfer taxes and other closing costs. At the time of the sale of the AWRS Real Property to WCS Properties, the lease currently in existence relating to a portion of the AWRS Real Property will be assigned by the Company or its subsidiary to WCS Properties.

          (c)  Lease to NHD.  Immediately upon execution of this Severance
               ------------
Agreement, NHD, Inc., a subsidiary of the Company ("NHD"), and WRN Properties shall enter into a lease in the form of a standard Form 50 lease, as modified in order to conform to the terms of this paragraph (the "NHD Lease"), which provides for NHD to lease from WRN Properties that portion of the Drums Real Property currently used in the operation of NHD's business, as indicated in the cross-hatched area of the plan of the Drums Real Property attached hereto as Exhibit D. NHD's obligations under the NHD Lease will be guaranteed by the
- ---------
Company. The NHD Lease will have a term of two years and will require NHD to pay rent equal to $414 per month. The NHD Lease will require WRN Properties to pay all expenses associated with the occupancy and maintenance of the leased premises, including, without limitation, all insurance, utilities and taxes except for any extraordinary increases in such items. Upon execution of the NHD Lease, NHD will be required to pay a security deposit to WRN Properties equal to one month's rent.

          (d)  Lease to the Company. Immediately upon the execution of this
               --------------------
Severance Agreement, the Company and WRN Properties shall enter into a lease in the form of a standard Form 50 lease, as modified in order to conform to the terms of this paragraph (the "Company Lease"), which provides for the Company to lease from WRN Properties that portion of the Drums Real Property currently used in the operation of the Company's business, as indicated in the cross-hatched area of the plan of the Drums Real Property attached hereto as Exhibit E. The
                                                               ---------
Company Lease will be month to month and will require the Company to pay rent equal to $1686 per month, which the parties believe is below the fair market value rent for such property. The Company Lease will require WRN Properties to pay all expenses associated with the occupancy and maintenance of the leased premises, including, without limitation, all insurance, utilities and taxes except for any extraordinary increases in such items. Upon execution of the Company Lease, the Company will be required to pay a security deposit to WRN Properties equal to one month's rent.

          (e)  Sale of Vehicles.  Immediately upon execution of this Severance
               ----------------
Agreement, the Company shall sell, transfer and deliver to Executive or his designee all of the Company's rights, title and interest in and to a 1988 Jeep Cherokee, VIN 1JCMT7892JT089413, a 1988 Chevy pick-up truck, VIN 1GCDC14H7JZ126190, and a 1988 Jeep Commanche, VIN 1JTML6318JT182710 (the "Vehicles"), free and clear of any Liens created by the Company after the date of this Agreement, for an aggregate purchase price for all three Vehicles equal to Nine Thousand Seven Hundred Dollars ($9,700), which shall be payable by Executive through an offset against the amounts owed by the Company to Executive pursuant to the 1993 Severance Agreement. In order to transfer and deliver the Vehicles, the Company shall execute and deliver to Executive such certificates of title and other good and sufficient instruments of transfer and assignment satisfactory in form and substance to Executive and his counsel as shall be effective to effectuate the orderly registration, titling and transfer of the Vehicles to Executive and to vest in Executive complete right, title and interest in and to the Vehicles. Executive (or his designee which purchases the Vehicles) will pay any applicable sales tax.

          (f)  Sale of Potential Business Opportunities.  Immediately upon
               ----------------------------------------
execution of this Severance Agreement, the Company shall sell, assign and transfer to LH Properties, Inc. ("LH"), an entity controlled by Executive, all of its right, title and interest in and to the following potential landfill business opportunities: F&S Sand (FL) and Brown Brothers (OH) (collectively, the "Business Opportunities"). In consideration therefor, at the closing, LH will pay to the Company an amount equal to the amount which the Company has invested in such Business Opportunities as of the date hereof. Such payment shall be made by LH as an offset against the amount owed by the Company to Executive pursuant to the 1993 Severance Agreement. Executive hereby represents and warrants to the Company that each of the Business Opportunities involves an Undeveloped Site (as defined in Section 5(h) hereof). Based on such representation and warranty, the Company acknowledges that it has no interest in pursuing the Business Opportunities any further. The Company agrees to allow Michael Fioravante and Gregory Krzemien to consult with LH, Executive and its or his affiliates on matters related to the Business Opportunities or any Third Party Landfill Files (as defined below). The parties acknowledge that from time to time, Executive and the Company will be discussing additional potential business opportunities for the Company, some of which will not be of interest to the company. The Company agrees to grant Executive free access to the Company's employees (including Michael Fioravante and Gregory Krzemien) to discuss and evaluate such future business opportunities, including those identified in the Third Party Landfill Files.

          (g)  Storage of Company Records.  Following the date of this Severance
               --------------------------
Agreement, the Company shall be permitted to continue to store certain of its business records at the Drums Real Property which are currently located thereat in areas of the premises other than those being leased to NHD or the Company under Sections 5(c) and 5(d) hereunder ("Record Storage"), at no cost to the Company, subject to the following terms and conditions: (i) the Record Storage shall be terminable at will by either party upon ten (10) days prior written notice; and (ii) the Company agrees to indemnify, exculpate and hold harmless Executive for and against any Liabilities which result from or arise out of the Record Storage. The Executive shall provide the Company with access to such records at such times during normal business hours as shall be reasonably requested by the Company. Prior to the removal of any such records, the Company shall provide Executive (at the Company's expense) with a legible copy (or duplicate, in the case of records consisting of X-rays) of all records reasonably requested by Executive. Executive shall be permitted to have access to such records in accordance with Section 9 hereof.

          (h)  Third Party Landfill Files.  The Company is in possession of
               --------------------------
information and data concerning numerous landfill sites or potential landfill sites ("Third Party Landfill Files"), the vast majority of which will never be pursued by the Company as potential targets of acquisition. This information and data was collected in large part through the work of Executive. The Company agrees that with respect to any such landfill site or potential landfill site which either: (i) has no current permit or expansion permit relating to at least 250,000 cubic yards of remaining airspace for the acceptance of waste; or (ii) is not currently accepting waste at a level of more than 100 tons of waste per day (an "Undeveloped Site"), the Company will permit Executive to have access to and to retain copies of all information and data held by the Company relating to such Undeveloped Site, and the Company hereby consents to Executive pursuing the business opportunity of attempting to acquire an interest in and/or develop any Undeveloped Site.

          (i)  Cooperation in Defending Legal Actions. Executive agrees that he
               --------------------------------------
will cooperate with and assist the Company, as is reasonably requested by the Company, in its defense of any action or proceeding against the Company, its directors, officers, employees or affiliates arising out of or in any way related to any transactions, events or other matters which occurred during the period of his employment with the Company, to the extent that such cooperation and assistance will not impair Executive's legal rights or remedies or increase the likelihood that Executive will incur any Liabilities as a result thereof. This Agreement shall not preclude Executive from testifying in such an action or proceeding. In the event that Executive does cooperate with and assist the Company in its defense of such an action or proceeding, the Company agrees to reimburse Executive for all reasonable expenses incurred by Executive in providing such assistance including, without limitation, the cost of all airline travel in the event that action or proceeding is held in a court or any other location which is at a distance from Executive's residence taking more than one hundred (100) minutes driving time one way.

          (j) Forwarding of Mail.  The Company and Executive acknowledge that a
              ------------------
large part of Executive's personal mail is currently sent to him at the Company's current headquarters in the Drums Real Property. Accordingly, the Company and Executive agree that the transition of the Company's business mail and other deliveries will be handled as set forth in this paragraph. Promptly following the date hereof, the Company will notify all parties with whom or with which the Company does business of the address of the Company's new headquarters. The Company agrees that it will not instruct or request the U.S. Post Office to forward all mail addressed to the Company at the Drums Real Property to the address of the Company's new headquarters. All mail and other deliveries received at the Drums Real Property and relating to official Company business will be forwarded upon receipt by Executive to such address as the Company shall designate from time to time, at the Company's expense. All mail and other deliveries received by the Company and relating to Executive's personal matters or business matters unrelated to the Company will be forwarded upon receipt by the Company to such address as Executive shall designate from time to time, at the Company's expense.

     6.   Release of Claims.
          -----------------

          (a)  In consideration for the foregoing, except as set forth in
Section 6(c) hereof, Executive (for himself and all dependents, heirs, executors, administrators, legal representatives, assigns, and/or any others who have or may have a claim by or through him) hereby IRREVOCABLY RELEASES AND FOREVER DISCHARGES the Company from any and all suits, causes of action, claims, demands, charges, debts, dues, losses, bills, covenants, contracts, promises, agreements, variances, trespasses, expenses, complaints, obligations or actions of any kind ("Liabilities"), whether in law or equity, direct or indirect, known or unknown, mature or not matured, which Executive ever had, now has, or hereinafter can or may have against the Company, from the beginning of time to the date of this Severance Agreement, including but not limited to any and all such claims relating to or in any way arising out of any aspect of Executive's employment relationship and/or his separation from employment with the Company. This general release specifically includes, but is not limited to, any and all claims for:

     (i) wrongful discharge;

     (ii) breach of contract (whether express or implied);

     (iii) breach of any alleged covenant of good faith and fair dealing;

     (iv) violation of any federal, state or local statute, ordinance, executive order, or common law doctrine prohibiting discrimination in employment in any form
     (including but not limited to claims for harassment and/or other discrimination on the basis of age, race, color, religion, sex, national origin and/or mental or physical disability);

     (v) tortious conduct of any kind (including but not limited to claims for misrepresentation, fraud, defamation, interference with contract or with prospective economic advantage, assault, battery, intentional infliction of emotional distress and/or negligence); and

     (vi) additional compensation, benefits or damages of any kind arising in connection with Executive's employment relationship and/or separation from employment with the Company.

          (b)  In consideration for the foregoing, except as set forth in
Section 6(c) hereof, the Company in turn hereby IRREVOCABLY RELEASES AND FOREVER DISCHARGES Executive from any and all Liabilities, whether in law or equity, direct or indirect, known or unknown, matured or not matured, which the Company ever had, now has, or hereinafter can or may have against Executive from the beginning of time to the date of this Severance Agreement, including but not limited to any and all such claims relating to or in any way arising out of any aspect of Executive's employment relationship and/or his separation from employment. This general release includes, but is not limited to, any and all Liabilities arising out of or allegedly arising out of any act or omission of Executive in his capacity as a member of the Board of Directors or an officer of the Company; provided, however, that this Severance Agreement is not intended to cover, apply to and/or discharge any claims arising in connection with (i) any criminal conduct on the part of the Executive contrary to the interests of the Company or its subsidiaries.

          (c) Executive and the Company specifically acknowledge and hereby agree that the provisions of this general release extend to all of the aforementioned actions, whether presently matured or not matured, known or unknown, suspected or unsuspected by Executive and by the Company, and further agree that this constitutes an essential, material term of this Severance Agreement. Notwithstanding the foregoing, Executive and the Company expressly agree that the releases set forth in this Section 6 shall not apply to any and all suits, causes of action, claims, demands, charges, complaints, covenants, promises, obligations or any actions of any sort whatsoever, whether in law or equity, directly or indirectly, relating to or in any away arising out of any aspect of this Severance Agreement, the Registration Rights Agreement, the Consulting Agreement and the Indemnity Agreement (the "Excluded Agreements") and any other agreements and instruments related to the transactions or matters contemplated by the Excluded Agreements, and the payment provisions of that certain Severance Agreement dated August 20, 1993, as amended effective February 29, 1996 between Executive and the Company (the "1993 Severance Agreement"). Executive and the Company further agree that the releases set forth in this Section 6 shall not apply to any obligations of the Company to pay Executive or third parties on Executive's behalf any accrued and unpaid salary, fringe benefits or reimbursable expenses, which the Company shall pay in the ordinary course. The Company acknowledges and agrees that any balance owed to Executive under the 1993 Severance Agreement after offset of all amount payable by Executive to the Company under this Severance Agreement shall be a credit in favor of Executive, which may only be used by Executive to pay any amounts owed by Executive to the Company in the future for the acquisition of business opportunities other than Undeveloped Sites, if the Company agrees to sell such business opportunities. Executive has no right to receive any of the balance owed under the 1993 Severance Agreement in cash or any property other than business opportunities sold to Executive by the Company. Executive and the Company agree that the remaining balance under the 1993 Severance Agreement is $6,373, which amount may only be used as a credit as set forth above. The Company further acknowledges and agrees that for purposes of the 1993 Severance Agreement, a Control Change within the meaning of Section 4 thereof shall be deemed to have occurred on the date hereof by virtue of the consummation of the Stock Purchase Agreement, and such Control Change shall be deemed to have occurred prior to the resignation of Executive pursuant to this Severance Agreement. The Executive shall not be entitled to any further payments under the 1993 Severance Agreement by virtue of any future Control Changes. In the event that the sale of the stock of WRN Properties is not completed within two weeks after the date hereof because the Company fails to convey such stock as set forth in Section 5(a) hereof, the amount required to be paid by WCS Properties for such real and personal property through an offset against the amount owed by the Company to Executive pursuant to the 1993 Severance Agreement will be paid to Executive in cash on the first business day following the expiration of such two week period; in such event, such portion of the purchase price shall be payable in cash upon completion of such sales rather than through an offset.

     7.   No Admission.  This Severance Agreement shall not in any way be
          ------------
construed as an admission by either Executive or the Company that either has acted wrongfully with respect to the other party or that any action taken by Executive or the Company with respect to the other at any time prior to the execution of this Severance Agreement has been unwarranted, unjustified, discriminatory, or otherwise unlawful. Rather, it is understood and agreed that this Severance Agreement constitutes a good faith settlement of any and all claims between the parties, and, except as set forth in Section 6(c) hereof, Executive and the Company hereby specifically disclaim any liability to or wrongful acts against the other party on the part of itself, its directors, officers, employees, agents and/or other representatives including legal counsel of any kind.

     8.   Indemnification and Insurance.
          -----------------------------

          (a) Subject to applicable law, for a period of six (6) years after the date hereof, the Company will: (i) indemnify Executive and his heirs and representatives to the extent provided in the Company's Certificate of Incorporation in effect on the date of this Severance Agreement and will not amend, reduce or limit rights of indemnity afforded to them or the ability of the Company to indemnify them, not hinder, delay or make more difficult the exercise of such rights of indemnity and (ii) maintain director and officer liability insurance coverage providing Executive with coverage (1) at least as favorable as the policies in effect immediately prior to the date hereof covering the Company's directors and officers or (2) as favorable as is available at a cost to the Company of up to 125% of the premiums currently being paid by the Company. The Company also agrees to maintain Executive as a named insured on the Company's general liability policy, subject to the reimbursement by Executive to the Company of any additional premium required by the insurance company in order to maintain Executive as such an additional insured.

          (b) If any claim is (or claims are) made against Executive and his heirs and representatives, including legal counsel, arising from Executive's services as a director, officer and employee of the Company, within six years from the date hereof, the provisions of this Section 8 respecting the Company's Certificate of Incorporation shall continue in effect until the final disposition of all such claims.

          (c) Company agrees to provide written notice to Executive immediately upon learning of any claim or threatened claim against Executive by any third party relating to or arising out of the business of the Company or Executive's prior service as a director, officer or controlling shareholder of the Company. The Company further agrees to provide to Executive any complaints and other relevant documentation related to such claims immediately upon receipt of such documentation.

     9.   Access to Information.  Following the execution and delivery of
          ---------------------
this Severance Agreement, the Company shall give to Executive, his counsel, accountants and other consultants and representatives, full access during normal business hours to the financial, accounting, tax and operational books and records of the Company in existence on the date hereof. Executive shall hold in strict confidence all confidential information obtained from the Company for at least one year after receipt of such information.

     10.  Entire Agreement and Modifications.  This Severance Agreement
          ----------------------------------
constitutes the entire understanding between the Company and Executive and supersedes all other agreements, whether written or oral, with respect to the transactions contemplated by this Severance Agreement. This Severance Agreement may not be amended or modified except pursuant to a writing signed by each of the parties hereto.

     11.  Waiver.  Any waiver by either party of any breach of any term or
          ------
condition in this Severance Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

     12.  Governing Law.  All issues concerning this Severance Agreement
          -------------
be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Commonwealth of Pennsylvania. The parties hereto agree that any action to enforce this Severance Agreement may be properly brought in any court within Luzerne County, Pennsylvania or in the United States District Court for the Eastern District of Pennsylvania, and the parties hereto agree that the courts of Luzerne County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania shall have jurisdiction with respect to the subject matter hereof and the person of the parties hereto.

     13.  Severability.  Whenever possible, each provision of this
          ------------
Severance Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Severance Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Severance Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     14.  Further Assurances. From time to time after the execution of this
          ------------------
Severance Agreement, each of the parties hereto hereby agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper and advisable under applicable laws, rules and regulations to consummate and make effective the transactions contemplated by this Severance Agreement, including using its best efforts to obtain all necessary waivers, consents and approvals. In case at any time after the execution of this Severance Agreement further action is necessary or desirable to carry out the purposes of this Severance Agreement, the proper officers and directors of each of the parties shall take all such necessary action.

     15.  Successors and Assigns.  This Severance Agreement shall be
          ----------------------
binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and assigns. This Severance Agreement may not be assigned by either party (by operation of law or otherwise) without the express written consent of the other party.

     16.  Notices.  All notices and other communications which are required
          -------
or may be given under this Severance Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

     To Company:

     Eastern Environmental Services, Inc.
     1000 Crawford Place
     Mt. Laurel, NJ 08054
     Attn: Louis D. Paolino, Jr.

     To Executive:

     William C. Skuba
     RR #4, Box 4452
     Drums, PA 18222

or to such other place as either party shall have specified by notice in writing to the other.

     IN WITNESS WHEREOF, the undersigned parties have executed this Agreement and Release as of the day and year written below.


ATTEST:                           EASTERN ENVIRONMENTAL SERVICES,
                                  INC.



______________________           By:   /s/ Louis D. Paolino, Jr.
                                     --------------------------------
                                 Title: Louis D. Paolino, Jr., Chief
                                        Executive Officer

WITNESS:                         EXECUTIVE



______________________                 /s/ William C. Skuba
                                 ------------------------------------
                                 WILLIAM C. SKUBA